GREEN TREE FINANCIAL CORPORATION
                  RESTATED 1992 SUPPLEMENTAL STOCK OPTION PLAN



1.       Purpose of Plan.

         This Plan shall be known as the "Green Tree Financial Corporation Restated 1992 Supplemental Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to attract and retain the services of experienced and knowledgeable non-employee directors of Green Tree Financial Corporation (the "Company") and to provide additional incentive for such directors to increase their interest in the Company's long term success and progress. Options granted under this Plan shall be non-qualified stock options which do not qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Stock Subject to Plan.

         Subject to the provisions of Section 11 hereof, the stock to be subject to options under the Plan (the "Shares") shall be the Company's authorized Common Stock, par value $0.01 per share (the "Common Stock"). Such shares will be authorized but unissued shares. Subject to adjustment as provided in Section 11 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 400,000(1) shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any Shares, such Shares shall again be available for options thereafter granted during the term of the Plan.

3.       Administration of Plan.

         The Plan shall be administered by the Board of Directors of the Company. The Board of Directors shall have plenary authority in its discretion, but subject to the express provisions of this Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors' determinations on the foregoing matters shall be final and conclusive.

4.       Eligibility.

         An "Eligible Director" shall be a director of the Company who is not otherwise an employee of the Company or any subsidiary of the Company; provided, however, that so long as any director of the Company is serving as a representative of another organization and any options issued to such director under the Plan are required to be remitted to such organization, such director shall not be deemed to be an Eligible Director for purposes of the Plan.

5.       Grant of Options.

         Upon approval of the Plan by the Board of Directors, but subject to approval of the Plan by the stockholders of the Company pursuant to Section 14 hereof, each Eligible Director who completes a full fiscal quarter of service as a director of the Company after December 31, 1992 shall automatically be granted on the last business day of each such quarter an option to acquire 4,000(1) Shares under the Plan; provided, however, that no options shall be granted under the Plan for any fiscal quarter ending after June 30, 1998.

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        (1)Adjusted to reflect the 1/31/93, 6/30/94 and 10/15/95 stock splits.


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6.       Price.

         The option price for all options granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For the purpose of the preceding sentence and for all other valuation purposes under the Plan, the "fair market value" of the Common Stock as of any date shall be (i) the closing price of the Common Stock on such date, as reported on the consolidated reporting system for the New York Stock Exchange or such other national securities exchange as is then the primary exchange for trading in the Common Stock, or (ii) if the Common Stock is not then listed on a national securities exchange, the last sale price or highest closing bid price (whichever is applicable) as reported on the National Association of Securities Dealers Automated Quotation System. If, on the date of determination of fair market value, the Common Stock is not publicly traded, the Board of Directors shall make a good faith attempt to determine the fair market value of the Common Stock as required by this Section 6 and in connection therewith shall take such action as it deems necessary or advisable.

7.       Term.

         Each option and all rights and obligations thereunder shall, subject to the provisions of Section 9 herein, expire ten (10) years from the date of granting of the option.

8.       Exercise of Option.

         (a) Options granted under the Plan shall not be exercisable for a period of six months after the date of grant, or until stockholder approval of the Plan has been obtained, whichever occurs later, but thereafter will be exercisable in full at any time or from time to time during the term of the option, subject to the provisions of Section 9 hereof.

         (b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

         (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of Shares subject to such exercise. The full purchase price of such Shares shall be tendered with such notice of exercise. Payment shall be made to the Company either (i) in cash (including check, bank draft or money order), or (ii) by delivering shares of Common Stock already owned by the optionee having a fair market value equal to the full purchase price of the Shares, or (iii) by any combination of cash and such shares; provided, however, that an optionee shall


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not be  entitled  to tender  shares  of Common  Stock  pursuant  to  successive, substantially simultaneous exercises of options granted under this or any other stock option plan of the Company. For purposes of the preceding sentence, the "fair market value" of such tendered shares shall be determined as provided in
Section 6 herein as of the date of exercise. Until such person has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

9.       Effect of Termination of Directorship or Death or Disability.

         (a) In the event that an optionee shall cease to be an Ongoing Director (as defined in Section 9 (d), below) for any reason other than removal for cause due to his or her serious misconduct or his or her death or disability, such optionee shall have the right to exercise the option at any time within seven months after such termination of Ongoing Directorship to the extent of the full number of Shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (b) In the event that an optionee shall be removed for cause as an Ongoing Director by reason of his or her serious misconduct during the course of his or her service as an Ongoing Director, the option shall be terminated as of the date of the misconduct.

         (c) If the optionee shall die while serving as an Ongoing Director or within three months after termination of his or her Ongoing Directorship for any reason other than removal for cause due to his or her serious misconduct, or become disabled (as determined by the Board of Directors in its sole discretion) while serving as an Ongoing Director and such optionee shall not have fully exercised the option, such option may be exercised at any time within twelve months after his or her death or disability by the personal representatives, administrators, or, if applicable, guardian, of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he or she was entitled to purchase under the option on the date of death, disability, or termination of Ongoing Directorship, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (d) As used herein, the term "Ongoing Director" means (i) a director of the Company, (ii) a director of any corporation that controls in excess of 50% of the voting power of the outstanding equity securities of the Company (whether or not such Ongoing Director is a director of such corporation at the time an option is granted to him or her under the Plan, and (iii) a director of a wholly owned subsidiary of the Company.

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10.      Non-Transferability.

         No option granted under the Plan shall be transferable by the optionee, otherwise than by will or the laws of descent and distribution as provided in
Section 9(c) herein. Except as provided in Section 9(c) herein with respect to disability of the optionee, during the lifetime of an optionee the option shall be exercisable only by such optionee.

11.      Dilution or Other Adjustments.

         If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Board of Directors. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options in order to prevent dilution or enlargement of option rights.

12.      Amendment or Discontinuance of Plan.

         The Board of Directors may amend or discontinue the Plan at any time. However, subject to the provisions of Section 11 no amendment of the Plan shall, without stockholder approval: (i) increase the maximum number of Shares with respect to which options may be granted under the Plan as provided in Section 2 hereof, (ii) modify the eligibility requirements for participation in the Plan as provided in Section 4 hereof, or (iii) change the date of grant or exercise price of, or the number of Shares subject to, options granted or to be granted to Eligible Directors, as provided in Sections 5 and 6 hereof. The Board of Directors shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option. Notwithstanding any other provision of the Plan or any option, without the approval of stockholders of the Company, no such amendment shall be made that, absent such approval, would cause the exemptions of Rule16b-3 to become unavailable with respect to the options hereunder or with respect to the ability of the Eligible Directors to satisfy the disinterested person requirements of Rule 16b-3 in administering any other stock-based compensation plan of the Company (this limitation on amendments to the Plan shall include, without limitation, a prohibition on any contemplated amendment within six months of any prior amendment, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder).

13.      Time of Granting.

         Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the stockholders of the Company, and no action taken by the Board of Directors (other than the execution and delivery of an option), shall constitute the granting of an option hereunder.

14.      Effective Date and Termination of Plan.

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         (a) The Plan was  approved by the Board of  Directors on March 10, 1992 and shall be approved by the stockholders of the Company within twelve (12) months thereafter. The effective date of the Plan shall be the date of stockholder approval. The Plan was amended by the Board of Directors of the Company on November 22, 1997, and was subsequently amended by the Board of Directors and the stockholder of the Company as of July 1, 1998.

         (b) Unless the Plan shall have been discontinued as provided in Section 12 hereof, the Plan shall terminate on December 31, 2002. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.




(Restated as of July 1, 1998)












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